UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2018

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4900 Tiedeman Road, 4th Floor; Brooklyn, OH	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 898-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item  1.01.              Entry into Material Definitive Agreement

Purchase Agreement

On September 21, 2018, Victory Capital Holdings, Inc., a Delaware corporation (the “Company”), Harvest Volatility Management, LLC., a Delaware limited liability company (“Harvest”), the members of Harvest as listed on Annex A attached thereto (collectively, the “Members” and each, individually, a “Member”), Curtis F. Brockelman, Jr. and LPC Harvest, LP, each solely in their joint capacity as Members’ Representative, entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company has agreed, subject to the satisfaction of the closing conditions, to purchase 100% of the outstanding equity interests of Harvest (the “Transaction”).

Subject to the adjustments described below, the aggregate purchase price (the “Purchase Price”) to be paid by the Company is (i) $255 million in cash paid at the closing of the Transaction (the “Closing”), (ii) $15 million in shares of the Company’s Class B Common Stock (“Class B Shares”) paid at the Closing, (iii) $30.75 million in Class B Shares issued in four equal payments across the first full four quarters following the Closing and (iv) contingent earn-out payments based on the net revenue (as calculated under the Purchase Agreement) of the Harvest business in calendar years 2021, 2022 and 2023. A maximum of $100 million in earnout payments is achievable for each of calendar year 2021, 2022 and 2023, with such maximum number subject to certain adjustments. To receive any earnout for a given calendar year, the Harvest business must achieve a minimum of $51 million in net revenue for such calendar year, and to achieve the maximum earnout, the Harvest business must achieve at least $112 million in net revenue for calendar year 2021, $145.7 million in net revenue for calendar year 2022 and $189.4 million in net revenue for calendar year 2023, subject to certain “catch-up” provisions.

The Purchase Agreement provides that the Purchase Price will be reduced if Harvest does not obtain client consents (“Consents”) relating to the assignment of Harvest investment advisory contracts representing revenues equal to at least 95% of a baseline revenue amount (the “Base Revenue Run Rate”).  The Purchase Price is subject to working capital and debt adjustments as well as reductions for unpaid transaction expenses, accrued bonuses and commissions and other specified liabilities of Harvest, in each case as of immediately prior to Closing.  The Purchase Price is also subject to a customary post-Closing adjustment, as well as a true-up payment in respect of Consents obtained in the ninety days following the Closing.

The Transaction is expected to be financed using a combination of debt, the Class B Shares issued to Members and the Company’s existing balance sheet resources.  In connection with the transaction, the Company has received $265 million of committed debt financing from Royal Bank of Canada and Barclays Bank PLC.

The Closing of the Transaction is subject to (1) the receipt of Consents representing revenues of at least 80% of the Base Revenue Run Rate, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any material adverse effect (as defined in the Purchase Agreement) on the business of Harvest and its subsidiaries or the business of the Company, (4) the two Harvest principals not having resigned (or given notice of resignation) and each performing their respective duties under certain employment documentation and (5) other customary closing conditions.  The Transaction is expected to close around the end of the first quarter of 2019, subject to the satisfaction or waiver of such conditions.

The Purchase Agreement contains customary termination rights for the Company and Harvest, including in the event the Transaction is not consummated on or before June 11, 2019.  The Purchase Agreement also contains customary representations, warranties, covenants and indemnification and escrow provisions.  Harvest is required, among other things, to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction, subject to certain exceptions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors with information regarding the terms of the Purchase Agreement and are not intended to provide any other factual information about the Company, Harvest or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.  Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Harvest or any of their respective subsidiaries, affiliates or businesses.

Debt Commitment Letter

In connection with entering into the Purchase Agreement, on September 21, 2018, the Company entered into a commitment letter (as amended and restated on September 24, 2018, the “Commitment Letter”) with Royal Bank of Canada (“RBC”) and Barclays Bank PLC (“Barclays” and together with RBC, the “Financing Sources”)), pursuant to which the Financing Sources have committed to provide, and have agreed to arrange and syndicate, an incremental senior secured term loan facility under the Company’s existing credit agreement, dated as of February 12, 2018, by and among the Company, as borrower, the lenders from time to time party hereto and RBC, as administrative agent, collateral agent and issuing bank, in an initial aggregate principal amount of up to $265 million (the “Incremental Facility”).  The proceeds of the Incremental Facility will be used by the Company to fund a portion of the consideration for the Transaction and to pay fees and expenses incurred in connection with the Transaction and the Incremental Facility.  The availability of the Incremental Facility is subject to the satisfaction of certain customary conditions precedent.  Neither the closing of the Incremental Facility, nor the receipt of any other financing, is a condition to the Closing.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond the Company’s control, as discussed in the Company’s filings with the SEC, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s 2017 Annual Report on Form 10-K, that could cause the Company’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that the Company is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; the inability to satisfy financial covenants under its existing debt agreement and committed debt financing; the inability to secure required consents, including the approval of shareholders of the Harvest funds and other clients; the inability to successfully close the Transaction and integrate the acquired business, and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding the Company’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this document speaks only as of the date hereof. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01.                                        Financial Statements and Exhibits

Exhibit Number	Description

2.1	Purchase Agreement, dated September 21, 2018, by and among Victory Capital Holdings, Inc., Harvest Volatility Management, LLC, and the other parties listed thereto.

10.1	Amended and Restated Commitment Letter, dated as of September 24, 2018, by and among Royal Bank of Canada, Barclays Bank PLC and Victory Capital Holdings, Inc.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase Agreement, dated September 21, 2018, by and among Victory Capital Holdings, Inc., Harvest Volatility Management, LLC, and the other parties listed thereto.
10.1	Amended and Restated Commitment Letter, dated as of September 24, 2018, by and among Royal Bank of Canada, Barclays Bank PLC and Victory Capital Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Dated: September 27, 2018	By:	/s/ David C. Brown
		Name:	David C. Brown
		Title:	Chief Executive Officer and Chairman